Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-53753) pertaining to the 1998 Employee Stock Purchase Plan of Westinghouse Air Brake Technologies Corporation,
(2)	Registration Statement (Form S-8 No. 333-39159) pertaining to the 1997 Executive Retirement Plan of Westinghouse Air Brake Technologies Corporation,
(3)	Registration Statement (Form S-8 No. 333-02979) pertaining to the 1995 Non-Employee Directors’ Fee and Stock Option Plan of Westinghouse Air Brake Technologies Corporation,
(4)	Registration Statement (Form S-8 No. 333-115014) pertaining to the 2004 Bonus Plan Agreements of Westinghouse Air Brake Technologies Corporation,
(5)	Registration Statement (Form S-8 No. 333-137985) pertaining to the 2000 Stock Incentive Plan of Westinghouse Air Brake Technologies Corporation,
(6)	Registration Statement (Form S-8 No. 333-41840) pertaining to the 2000 Stock Inventive Plan of Westinghouse Air Brake Technologies Corporation,
(7)	Registration Statement (Form S-8 No. 333-40468) pertaining to the 1995 Non-Employee Directors’ Fee and Stock Option Plan of Westinghouse Air Brake Technologies Corporation,
(8)	Registration Statement (Form S-8 No. 333-35744) pertaining to the 2000 Savings Plan of Westinghouse Air Brake Technologies Corporation,
(9)	Registration Statement (Form S-8 No. 333-89086) pertaining to the 2002 Employee Stock Ownership Plan of Westinghouse Air Brake Technologies Corporation,
(10)	Registration Statement (Form S-8 No. 333-179857) pertaining to the 2011 Stock Incentive Plan of Westinghouse Air Brake Technologies Corporation,
(11)	Registration Statement (Form S-3 No. 333-219657) of Westinghouse Air Brake Technologies Corporation,
(12)	Registration Statement (Form S-8 No. 333-219662) pertaining to the 1995 Non-Employee Directors’ Fee and Stock Option Plan of Westinghouse Air Brake Technologies Corporation, and
(13)	Registration Statement (Form S-8 No. 333-219663) pertaining to the 2011 Stock Incentive Plan of Westinghouse Air Brake Technologies Corporation;

of our report dated February 26, 2018 (except for Notes 2, 4, 8, 13, 20, 21, 22 and 23 as to which the date is September 10 , 2018), with respect to the consolidated financial statements and schedule of Westinghouse Air Brake Technologies Corporation included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
September 10 , 2018

A member firm of Ernst & Young Global Limited